UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2018

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Lead Independent Director

On February 12, 2018, the Board of Directors (the “Board”) of The New Home Company Inc. (the “Company”) appointed Mr. Michael Berchtold to serve as the lead independent director of the Board. Mr. Berchtold has served as a director since the Company’s initial public offering in 2014 and also serves on its Executive Committee.
Mr. Berchtold was nominated for the position of lead independent director and confirmed by the Board.
There are currently no arrangements or understandings between Mr. Berchtold and any other person pursuant to which Mr. Berchtold was appointed as a lead independent director. There are currently no transactions in which Mr. Berchtold has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On February 12, 2018, the Board approved an annual director’s fee of $25,000 for Mr. Berchtold’s service as lead independent director, with such amount to be pro-rated from the date of his appointment until the end of the Company’s 2018 fiscal year. In connection with the approval of Mr. Berchtold’s annual director’s fee of $25,000, the Board approved a revised Non-Employee Director Compensation Program that provides for the lead independent director fee, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2018 Annual Executive Compensation Program

In addition, the compensation committee (the “Committee”) of the Board recently engaged in a review of its executive compensation program with the assistance of its independent compensation consultant, Semler Brossy Consulting Group.

Base Salaries. On February 12, 2018, the Committee approved an increase in the annual base salary for Leonard Miller, the Company’s chief operating officer, from $400,000 to $500,000, effective upon the first pay period following February 12, 2018. The Committee also approved an increase in the annual base salary for H. Lawrence Webb, the Company’s chief executive officer, from $650,000 to $700,000, effective upon the first pay period following February 12, 2018.

2018 Target Bonuses. In addition, the Committee approved the 2018 target bonuses for each executive officer under The New Home Company Inc. Executive Incentive Compensation Plan. Target bonuses are based on a percentage of the executive’s base salary, as set forth below:

Name and Title	Target Bonus as a Percentage of Base Salary
H. Lawrence Webb, Chief Executive Officer	200%
John M. Stephens, Chief Financial Officer	100%
Thomas Redwitz, Chief Investment Officer	100%
Leonard Miller, Chief Operating Officer	100%

Restricted Stock Units. On February 12, 2018, the Committee also adopted a revised form of restricted stock unit award agreement (the “RSU Agreement”) for restricted stock units granted to the executive officers commencing 2018 under the Company’s 2016 Incentive Award Plan (the “2016 Plan”). The RSU Agreement amends the dividend equivalent provision from the prior form so that dividend equivalent payments will only be made if the underlying restricted stock unit vests.

The number of RSUs granted to each executive is equal to the dollar value specified in the table below for the applicable executive, divided by the closing price of the Company’s common stock on February 16, 2018 (the grant date). The RSUs will vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued service, and when vested, each unit entitles the executive to one share of the Company’s common stock.

Name and Title	Dollar Value of Restricted Stock Unit Award
H. Lawrence Webb, Chief Executive Officer	$364,000
Thomas Redwitz, Chief Investment Officer	$176,000
John M. Stephens, Chief Financial Officer	$160,000
Leonard Miller, Chief Operating Officer	$160,000

Performance Share Units. The Committee also approved the grant to each executive officer of performance stock unit (“PSU”) awards in tandem with dividend equivalent right, pursuant to the 2016 Plan and a form PSU award agreement (the “PSU Agreement”).
Pursuant to the PSU Agreement, each participant is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% - 150% of the target number of PSUs granted and set forth in the table below (for each executive, such target number, the “Target PSUs”), based on the achievement of average return on equity and cumulative earnings per share goals during a two-year performance period. In determining the number of PSUs that are earned, the two performance goals each are weighted 50%. The performance period applicable to the PSU awards granted to the executive officers commences on January 1, 2018 and ends on December 31, 2019.
The number of Target PSUs subject to each executive officer’s award is equal to the dollar value specified in the table below for the applicable executive, divided by the closing price of the Company’s common stock on February 16, 2018 (the grant date).

Name and Title	Dollar Value of Performance Share Unit Award
H. Lawrence Webb, Chief Executive Officer	$546,000
Thomas Redwitz, Chief Investment Officer	$264,000
John M. Stephens, Chief Financial Officer	$240,000
Leonard Miller, Chief Operating Officer	$240,000
In addition, each PSU award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of PSUs that vest, had such shares been outstanding on the record date(s) that occur over the period beginning on the first day of the performance period through the date on which the shares are issued, if any.
The number of PSUs that performance-vest based on the achievement of the performance goals will vest as to 50% of the PSUs on the last day of the performance period (i.e., December 31, 2019) and 50% on the first anniversary thereof (i.e., December 31, 2020), subject to the executive’s continued service (except as described below). Except as set forth below, any PSUs that remain unvested as of the date on which an executive’s employment terminates, and any PSUs that do not vest as a result of the failure to achieve the applicable performance goals, will be forfeited.

If the executive experiences a termination of employment without “cause” or for “good reason” or due to death or disability during the performance period, then the executive will vest in the Target PSUs, pro-rated based on the amount of time the executive was employed over the performance period. If any such termination occurs following the performance period, the executive will vest in a pro-rated number of PSUs that remain unvested as of the termination date.
If the executive’s employment is terminated due to his “retirement” during the performance period, then the PSUs will remain outstanding and eligible to vest based on the achievement of performance goals, and will be pro-rated based on the amount of time the executive was employed over the performance period. If a change in control occurs following the executive’s retirement, then the pro-ration will be applied to the Target PSUs.
If the executive’s employment is terminated due to his “retirement” after the performance period, the executive will vest in a pro-rated number of PSUs that remain unvested as of his retirement.
If the Company undergoes a change in control during the performance period and the award is not assumed, then the executive will vest in the Target PSUs. In the event the award is assumed in connection with a change in control, then the Target PSUs will performance-vest and will remain outstanding to vest as to 50% of the Target PSUs on each of the two applicable service-vesting dates described above.
If the Company undergoes a change in control after the performance period and the award is not assumed, the executive will vest in the number of PSUs that remains unvested as of such change in control.
The foregoing summaries are qualified in their entirety by reference to the full texts of the form of RSU Agreement and form of PSU Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

Employment Agreement Amendments. On February 16, 2018, the employment agreements for Messrs. Webb, Stephens, Redwitz and Miller were each amended to increase the amount of severance in the event of a termination following a change in control (a “CIC Termination”), such that (a) Mr. Webb is entitled to three times (i) the greater of his target cash bonus or an average of the last three years bonus (the “Bonus”) and (ii) salary, upon a CIC Termination and (b) each of Messrs. Stephens, Redwitz and Miller is entitled to two times his Bonus and salary upon a CIC Termination.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program
10.2	Form of Restricted Stock Unit Agreement
10.3	Form of Performance Share Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018

The New Home Company Inc.

	By	/s/ Miek Harbur
Miek Harbur, Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Document

10.1	Non-Employee Director Compensation Program
10.2	Form of Restricted Stock Unit Agreement
10.3	Form of Performance Share Unit Award Agreement